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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                             (Amendment No. ____)*



                       SHARED TECHNOLOGIES CELLULAR INC
________________________________________________________________________________
                               (Name of Issuer)


                                 COMMON STOCK
________________________________________________________________________________
                         (Title of Class of Securities)


                                   81948701
        _______________________________________________________________
                                (CUSIP Number)


    THE ENNISMORE CORPORATION, 24 CASTRO STREET, WICKHAMS CAY 1 ROAD TOWN,
                        TORTOLA, BRITISH VIRGIN ISLANDS
________________________________________________________________________________
(Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                Communications)


                                12 AUGUST 1997
        _______________________________________________________________
            (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

===============================================================================

                                 SCHEDULE 13D
-----------------------                                  ---------------------
  CUSIP NO. 819487101                                      PAGE 2 OF 6 PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          THE ENNISMORE CORPORATION
                                               NO SS OR IRS NO
------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [_]
------------------------------------------------------------------------------
      SEC USE ONLY
 3

------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
          WC

------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEMS 2(d) or 2(e) [_]
 5
------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6

          BRITISH VIRGIN ISLANDS
------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF
                             833,000
      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8

     OWNED BY                NONE
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING
                             1,666,000
      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH          10
                             NONE
------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11

         1,666,000
------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12

         [_]
------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13

         20.72%
------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14

         CO
------------------------------------------------------------------------------
                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                           Statement on Schedule 13D
                       Shared Technologies Cellular, Inc




Item 1.         Security and Issuer


         This Statement relates to the Common Stock, par value US$.01 per share (the "Common Stock") of Shared Technologies Cellular, Inc (the "Issuer") whose principal executive offices are located at 100 Great Meadow Road, Suite 104, Wethersfield, CT 06109, USA.


Item 2.         Identity and Background


         This Statement on Schedule 13D (the "Statement") is filed with respect to an Event on 12th August, 1997, and is filed by The Ennismore Corporation.


         The Ennismore Corporation is incorporated under the laws of The British Virgin Islands. The principal business of The Ennismore Corporation is as an investment holding company. The address of its principal business and its principal office is:


                                  24 De Castro Street
                                  Wickhams Cay 1
                                  Road Town
                                  Tortola
                                  British Virgin Islands


         The names, titles, citizenship and business addresses of the directors and executive officers of The Ennismore Corporation are set out below:

         Name & Position                             Business Address
         ---------------                             ----------------

         First Board Limited                         PO Box 472
                                                     St Peter's House
                                                     Le Bordage
                                                     St Peter Port
                                                     Guernsey GY1 6AX
                                                     Channel Islands


         Second Board Limited                        PO Box 472
                                                     St Peter's House
                                                     Le Bordage
                                                     St Peter Port
                                                     Guernsey GY1 6AX
                                                     Channel Islands

         Third Board Limited                         PO Box 472
                                                     St Peter's House
                                                     Le Bordage
                                                     St Peter Port
                                                     Guernsey GY1 6AX
                                                     Channel Islands


         There are no other executive officers or directors of The Ennismore Corporation.


         During the last five years, neither The Ennismore Corporation nor any of its directors or officers has been convicted in any criminal proceeding. During the last five years, neither The Ennismore Corporation nor any of its directors or officers has been a party to any civil proceeding of a judicial or administrative body of competent jurisdiction, the result of which was or is a judgement, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.


Item 3.         Source and Amount of Funds or Other Consideration


         On 12th August 1997 The Ennismore Corporation used $250,000 from its working capital to purchase 250,000 shares of Series B Convertible Preferred Stock of the Issuer. Immediately following such purchase, The Ennismore Corporation converted all of the shares of Series B Convertible Preferred Stock of the Issuer into shares of Common Stock of the Issuer. The conversion of the Series B Convertible Preferred Stock into shares of Common Stock on August 12, 1997 did not require further funds.


Item 4.         Purpose of Transaction


         The Ennismore Corporation acquired the securities of the Issuer for investment purposes. Such securities were not acquired for the purpose of, and do not have the effect of, changing the control of the Issuer and were not acquired in connection with, or as a participant in, any transaction having such purpose or effect.


Item 5.         Interest in Securities of the Issuer


         During the 60 day period prior to 12th August, 1997, The Ennismore Corporation did not make any transactions in securities of the Issuer.


         Prior to 12th August, 1997, The Ennismore Corporation did not own any securities of the Issuer.


         On August 12, 1997 the number of shares of Common Stock of the Issuer issued and outstanding was 7,206,466.


         On 12th August, 1997, The Ennismore Corporation purchased 250,000 shares of Series B Convertible Preferred Stock of the Issuer for $250,000 which it immediately converted into 833,333 shares of Common Stock of the Issuer and 833,333 warrants to purchase shares of Common Stock of the Issuer. The exercise price under the warrants is $3.00 per share (subject to adjustments in certain circumstances). The warrants expire on August 12, 2002.


         On 12th August, 1997, The Ennismore Corporation:


         (i) had sole power to vote and sole power to dispose of 833,333 shares of Common Stock of the Issuer (10.36%); and

         (ii) had sole power to dispose of warrants to purchase 833,333 shares of Common Stock of the Issuer (10.36%); and


         (iii) would have, upon exercise of the warrants in full, sole power to vote and sole power to dispose of a total of 1,666,666 shares of Common Stock of the Issuer (20.73%).


Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer


         Not applicable


Item 7. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer


         Not applicable


Signature


         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.





                  12 November 1997           /s/ First Board Limited
         Dated:  ...................        ..........................
                                            The Ennismore Corporation